SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2003

ARTESYN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-4466	59-1205269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Glades Rd., Suite 500, Boca Raton, Florida	33434-4105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 451-1000

Item 5. Other Events.

Artesyn Technologies, Inc. announced that it has entered into a new five-year, $35 million revolving credit facility with Fleet Capital Corporation. The facility replaces the $40 million facility that was to expire in March 2004.

The new revolving facility will bear interest initially at the London Interbank Offering Rate (LIBOR) plus 2.25% and is secured by Artesyn’s domestic assets. The borrowing base for the new facility is calculated as a percentage of eligible accounts receivable and inventory and the agreement is subject to other customary terms.

A copy of the press release issued in association with this bank agreement is attached to this report as Exhibit 99 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement dated March 28, 2003 by and among Fleet Capital Corporation, Artesyn Technologies, Inc. and certain of its subsidiaries

99	Press release issued by Artesyn Technologies, Inc. dated April 1, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artesyn Technologies, Inc. (Registrant)

Dated: April 3, 2003

By:	/s/ Richard J. Thompson
Richard J. Thompson Vice President-Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement dated March 28, 2003 by and among Fleet Capital Corporation, Artesyn Technologies, Inc. and certain of its subsidiaries

99	Press release issued by Artesyn Technologies, Inc. dated April 1, 2003